INDEX TO EXHIBITS


3(ii).1   Amendment of By-laws of Global Marine Inc., effective
          August 5, 1998.

3(ii).2   By-laws of Global Marine Inc. as amended through August
          5, 1998.

    4.1 Section II-7 of the By-laws of Global Marine Inc. as amended August 5, 1998.

   10.1   Form of Letter Severance Agreement dated August 5,
          1998, between the Company and nine executive officers, respectively.

   15.1 Letter of Independent Accountants regarding Awareness of Incorporation by Reference.

   27.1 Financial Data Schedule. (Exhibit 27.1 is being submitted as an exhibit only in the electronic format of this Quarterly Report on Form 10-Q being submitted to the Securities and Exchange Commission. Exhibit 27.1 shall not be deemed filed for purposes of Section 11 of the Securities Act of 1933, Section 18 of the Securities Exchange Act of 1934 or Section 323 of the Trust Indenture Act, or otherwise be subject to the liabilities of such sections, nor shall it be deemed a part of any registration statement to which it relates.)